Exhibit 99.5

On January 30, 2014, Dassault Systèmes published the information filed herewith on its website at www.3ds.com/investors/acquisition-announcement/.

Global - English | About 3DS | Investors | Events | Press Releases | Academia | Jobs | PASSION FOR INNOVATION | Sign In

DASSAULT SYSTEMES | INDUSTRIES | PRODUCTS & SERVICES | HOW TO BUY | SUPPORT & TRAINING | PARTNERS | 3DEXPERIENCE

INVESTORS | ACQUISITION ANNOUNCEMENT

## Important Information

The tender offer described in this website has not yet commenced, and this material is neither an offer to purchase nor a solicitation of an offer to sell shares of Accelrys' common stock. At the time the tender offer is commenced, Dassault Systèmes will file a tender offer statement with the United States Securities and Exchange Commission (the "SEC"). **Accelrys' stockholders are strongly advised to read these documents that will be filed with the SEC, because they will contain important information that Accelrys' stockholders should consider before tendering their shares.** These documents will be available for free at the SEC's website (http://www.sec.gov) or by directing a request to Dassault Systèmes, 10 rue Marcel Dassault, CS 40501, 78946 Vélizy-Villacoublay, Cedex, France.

# Signing of a definitive merger agreement to acquire Accelrys Inc.

### Dassault Systèmes and Accelrys to Join Forces

## January 30, 2014 - Dassault Systèmes and Accelrys to Join Forces

Dassault Systèmes and Accelrys hosted a conference call at **7am (Pacific Time) - 10 am (Eastern Time) - 3pm London Time - 4pm Paris Time**.

Download the text of conference call (pdf)

The **press release** is available by clicking here

For **more details**, please, click here

## Investor Relations

**François-José Bordonado**
**Michele Katz**
**Béatrix Martinez**
**Catherine Quelven**
**Phone:** +33 1 61 62 69 24
**Fax:** +33 1 70 73 43 59
**Email:** investors(at)3ds.com

Back to top

**About us**
About 3DS
Investors
Events
Press releases
3DS magazines
Environmental responsibility
Ethics and compliance
3DEXPERIENCE platform
Customer stories

**Support & Training**
Certified Hardware
Documentation
News
Support Policies
Learning paths & course catalogs
All classes

**Connect with us**
Contact sales
3DStore
Find a partner
3DS Passport
World presence
Suppliers
Jobs
Contact us

**Popular Links**
DraftSight
Download the 3D XML player
Passion for Innovation
3DS Blogs

**Follow us**
Facebook
Twitter
Youtube channel
RSS

Legal Info | Terms of use | Privacy policy | Piracy
© 2002-2014 Dassault Systèmes - All rights reserved